

<ARTICLE>                     5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL  INFORMATION  EXTRACED FROM THE INTERIM
FINANCIAL  STATEMENTS OF OPTIMAL  ROBOTICS CORP. DATED SEPTEMBER 30, 1999 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   SEP-30-1999
<CASH>                                         2,342,937<F1>
<SECURITIES>                                   24,636,351
<RECEIVABLES>                                  7,705,289
<ALLOWANCES>                                   0
<INVENTORY>                                    2,432,683
<CURRENT-ASSETS>                               37,319,708
<PP&E>                                         653,658<F2>
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 38,141,179
<CURRENT-LIABILITIES>                          3,383,369
<BONDS>                                        250,000<F3>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       42,321,981
<OTHER-SE>                                     (7,814,171)<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   38,141,179
<SALES>                                        22,799,610
<TOTAL-REVENUES>                               22,799,610
<CGS>                                          18,007,577
<TOTAL-COSTS>                                  18,007,577
<OTHER-EXPENSES>                               4,067,553
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             (549,284)
<INCOME-PRETAX>                                1,273,764
<INCOME-TAX>                                   1,273,764<F5>
<INCOME-CONTINUING>                            1,273,764<F5>
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   1,273,764<F5>
<EPS-BASIC>                                    0.14
<EPS-DILUTED>                                  0.14


(1)  The  Company's  financial   statements  are  prepared  in  accordance  with
     generally accepted accounting principles in Canada. See Note 6 to financial statements for a reconciliation of Canadian and U.S. GAAP.

(2)  Net of depreciation.

(3)  Contract advance.

(4) Includes shareholder deficit, capital attributable to warrants and a cumulative translation adjustment.

(5) Any income indicated is offset by loss carryforwards in the Company's home jurisdictions.

